UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2006

GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:  (337) 583-5000
                    (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

            On June 5, 2006, Global Industries, Ltd. (the "Company") issued a press release announcing that its founder and Chairman of the Board, William J. Dore', has entered into a trading plan with Raymond James Financial pursuant to Rule 10b5-1 of the Exchange Act under which Mr. Dore' has authorized the sale of up to a maximum of six million of his 27.6 million common shares of the Company.  Under this trading plan, the Company's stock price must reach a minimum of $21.00 per share for any of Mr. Dore's shares to be sold.  Mr. Dore' may sell up to two million shares at $21.00 per share, up to two million shares at $23.00 per share, and up to two million shares at $25.00 per share.  Sales under the plan may begin on July 25, 2006.

            A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Item 8.01.

Item 9.01        Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

            Not applicable.

(b)        Pro forma financial information.

            Not applicable.

(c)        Shell company transactions.

            Not applicable.

(d)        Exhibits.

99.1          Global Industries, Ltd. press release dated June 5, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.

Date:	June 6, 2006	By:	/S/ PETER S. ATKINSON
			Name:	Peter S. Atkinson
			Title:	President and Chief Financial Officer

EXHIBIT INDEX

Number                        Exhibit Description

99.1                             Global Industries, Ltd. press release dated June 5, 2006.

                                                                                                Exhibit 99.1

PRESS RELEASE                                                                For Immediate Release
                                                                                             Contact: Jim Gallagher
                                                                                             Tel: 281.529.7979

Global Industries Chairman Announces Trading Plan

CARLYSS, LOUISIANA (June 5, 2006) - Global Industries, Ltd. (Nasdaq: GLBL) announced today that its founder and Chairman of the Board, William J. Dore', has entered into a trading plan with Raymond James Financial pursuant to Rule 10b5-1 of the Exchange Act under which he has authorized the sale of up to a maximum of six million of his 27.6 million common shares of Global Industries, Ltd.  The Company's stock price must reach a minimum of $21.00 per share for any of Mr. Dore's shares to be sold.

Under this trading plan, Mr. Dore' may sell up to two million shares at $21.00 per share, up to two million shares at $23.00 per share, and up to two million shares at $25.00 per share.  Sales under the plan may begin on July 25, 2006.  The plan is effective until the maximum number of shares are sold or July 25, 2008, whichever comes first.  The plan also provides that the maximum number of shares sold in any calendar month may not exceed the number of shares allowed under Rule 144 of the Securities Act.

William J. Dore', Chairman and Chief Executive Officer, stated:  "I am optimistic about Global's future.  My decision to sell a small portion of my shares is a personal one.  My commitment to and confidence in Global Industries has not changed."

The common stock sales will occur from time to time in accordance with the trading plan and will be conducted under the direction of Raymond James.  Mr. Dore' will report the sales as appropriate in filings with the Securities and Exchange Commission as required by law.  Either Mr. Dore' or the Dore' family trusts currently own or control approximately 27.6 million shares of common stock, representing approximately 23.8% of the shares outstanding.

Global Industries provides pipeline construction, platform installation and removal, diving services, and other marine support to the oil and gas industry in the Gulf of Mexico, West Africa, Asia Pacific, the Mediterranean, Middle East/India, South America, and Mexico's Bay of Campeche.  The Company's shares are traded on the Nasdaq National Market System under the symbol "GLBL."

This press release may contain forward-looking information based on current information and expectations of the Company that involve a number of risks, uncertainties, and assumptions.  Among the factors that could cause the actual results to differ materially are industry conditions, prices of crude oil and natural gas, the Company's ability to obtain and the timing of new projects, and changes in competitive factors.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual outcomes could vary materially from those indicated.